PRESS RELEASE


     FOR IMMEDIATE RELEASE:                  CONTACT:

     CompX International Inc.                Joseph S. Compofelice
     16825 Northchase Drive, Suite 1200      Chief Executive Officer
     Houston, TX 77060                       Tel. 281.423.3303


               COMPX 1999 FIRST QUARTER EARNINGS CONFERENCE CALL

     HOUSTON, TEXAS . . . April 16, 1999 . . . CompX International Inc. (NYSE:
CIX) will hold a first quarter 1999 earnings conference call hosted by Joseph S. Compofelice, Chief Executive Officer, on Tuesday, April 20, 1999 at 11:00 a.m. eastern time. You may participate in the conference call by dialing
888.423.3247 for domestic callers and 612.332.0819 for international callers, approximately five minutes before the call is scheduled to begin. When the operator answers, please indicate that you wish to join the CompX International Inc. conference call. The operator will take your name, company's name, telephone and fax numbers and place you on hold until the call begins. A taped replay of the call will be available until 11:59 p.m. on May 4, 1999 by dialing
800.475.6701 (domestically) and 320.365.3844 (internationally) and using the access code of 445928. If you have any questions about accessing the conference call, please call CompX at 281.423.3304.

     CompX is a leading manufacturer of ergonomic computer support systems, precision ball bearing slides and locking systems.

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